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Letter of Transmittal
To Tender Shares of Common Stock of World Services, Inc.
for $0.85 per share
pursuant to the Offer to Purchase dated October 3, 2001
by Super 8 Motel Developers, Inc.

RECORD HOLDER—ADDRESS—SHARES HELD

THE OFFER WILL EXPIRE AT 12:00 MIDNIGHT, CENTRAL TIME, ON OCTOBER 31, 2001, UNLESS THE OFFER IS EXTENDED.

General Instructions

   The enclosed materials relate to an offer by Super 8 Motel Developers, Inc. ("Developers") to purchase all the outstanding shares of World Services, Inc. ("World Services") common stock for payment of the tender offer price of $0.85 net per share in cash on the terms set forth in this document and the accompanying Offer to Purchase. You should read the Offer to Purchase carefully.

   To receive payment for your shares, you must sign and complete this Letter of Transmittal and the Substitute Form W-9 on page 3, and send them with your stock certificates and/or any other required documents to the Depositary at the address listed below so that they are received prior to October 31, 2001 or any extended expiration date. Delivery to any other address will not be valid. A pre-addressed envelope is enclosed for your convenience. You should keep a copy for your records. By completing this Letter of Transmittal, you are, among other things, agreeing to sell your shares to Developers for $0.85 per share. If you do not wish to tender your shares, you do not need to respond to these tender offer materials.

   You should read the complete Terms and Instructions beginning on page 6 of this Letter of Transmittal and the accompanying materials carefully before tendering your shares. In particular,

  •
  If your stock certificates have been lost, misplaced, stolen or destroyed, see Instruction 16.

  •
  If your shares are held in escrow by the State of South Dakota, see Instruction 17.

  •
  If you want your payment to be delivered to any person, entity or account, or to any address other than as listed on the mailing label above, see Instruction 12.

  •
  If the shares listed above are no longer owned by the addressee listed on the mailing label, see Instruction 18.

   Developers' obligation to complete the tender offer is conditioned, among other things, upon (i) at least a majority of the outstanding shares of World Services shares being properly tendered and not withdrawn prior to the expiration date, and (ii) receiving the approval of World Services' shareholders to amend its Articles of Incorporation to limit the applicability of a South Dakota anti-takeover statute. Developers will not accept or pay for your shares unless and until all the conditions to the tender offer are fulfilled, which will probably not be until at least mid-December 2001. You may withdraw your shares from the tender offer by delivering written notice to the Depositary at any time until the offer expires and on and after December 3 2001, unless and until Developers accepts and pays for your shares. See Instruction 1. If, for any reason, the tender offer is not completed or your shares are not accepted, the Depositary will return your stock certificates to you promptly and this Letter of Transmittal will be void and without further force and effect.

The Depositary for the tender offer is:

Wells Fargo Bank, South Dakota, N.A.

By Mail:	By Hand or Overnight Courier:
Wells Fargo Bank South Dakota, N.A. Attn: Corporate Trust Department P.O. Box 849 Aberdeen, SD 57402-0849	Wells Fargo Bank South Dakota, N.A. Attn: Corporate Trust Department 204 South First Street Aberdeen, SD 57401

If you have any questions or need assistance completing this form, please contact the Tender Offer Coordinator at Super 8 Motel Developers, Inc. at (605) 229-8899

YOU SHOULD CAREFULLY READ THE COMPLETE TERMS AND INSTRUCTIONS
BEFORE SIGNING THIS LETTER OF TRANSMITTAL.

   To receive payment by check of $0.85 per share for your shares in the tender offer, you must complete and return the following documents to the Depositary so that they are received no later than October 31, 2001, or any extended expiration date:

  •
  This Letter of Transmittal;

  •
  A Substitute Form W-9 on the next page for each owner;

  •
  Your stock certificate(s) or the Affidavit of Lost Certificate found on page 4 if any of your certificates have been misplaced, stolen or destroyed. The Affidavit must be signed in front of a notary public. See Instruction 16. You do not need to complete or sign the back side of your stock certificate(s).

  •
  Special Payment or Delivery Instructions found on page 5 only if you want the payment for your shares to be made to any person, entity or account, other than the registered owner(s) listed on the mailing label, or sent to any address other than the address on the mailing label. The Special Payment or Delivery Instructions must be signed in front of a notary public. See Instruction 12.

   By signing below, you are certifying that you are the owner of the shares of World Services, Inc. listed on the mailing label on the front side of this page or under Part I below, or are authorized to sign on behalf of such person or entity, that you have full power and authority to tender, sell, assign and transfer such shares, and that you are agreeing to sell those shares to Super 8 Motel Developers, Inc. on the terms and conditions set forth in the Offer to Purchase and this Letter of Transmittal, which are incorporated herein by reference.

PART I—DESCRIPTION OF SHARES TENDERED You only need to complete this if the mailing label information in the box on the front side of this Letter of Transmittal is blank or is not correct. See Instruction 18. If the information on the mailing label is correct, please skip to Part II.

Exact Name of Shareholder(s) as listed on Stock Certificate:	List Certificate Nos.:

Street Address:

City, State, Zip	Total Shares Owned:

PART II—Please check the following boxes if they apply to you. If they do not apply to you, skip to Part III.

/ /	Partial Tender. If you wish to tender less than all your shares listed on the mailing label, please check this box and list the number of whole shares you desire to tender here: _______________. If you sign and return this Letter of Transmittal and leave this line blank, all shares held of record as listed on the mailing label will be tendered. See Instruction 9.
/ /
Escrowed Shares. If your stock certificates are being held in escrow by the South Dakota Division of Securities, you must check this box to receive payment. By checking this box, you are authorizing the Division of Securities to release your stock certificates to the Depositary for participation in the tender offer. See Instruction 17.

PART III—SIGNATURES

   Please sign below exactly as your name appears on your stock certificate(s) or mailing label or by the person(s) authorized to sign on behalf of or to become the registered holder(s) as evidenced by certificates and documents transmitted herewith. If shares are owned jointly (for example, by husband and wife), then both owners must sign. If your shares are held by a broker, trustee or other nominee, this form must be signed by the broker, trustee or nominee. See Instruction 10.

SIGN HERE:	Date:

	Tel.:	(	)

   If you are signing as an officer of a corporation, trustee, executor, administrator, guardian, attorney-in-fact or otherwise acting in a fiduciary or representative capacity, please sign your name above and provide the following information. See Instruction 10.

Name (please print):

Capacity (full title):

Street Address:

City, State, Zip:

SUBSTITUTE FORM W-9

   NOTE: If you do not complete and return this Substitute Form W-9, Developers may be required to withhold 31% of any payments made to you for your shares. To avoid mandatory backup withholding tax, you must complete the following Substitute Form W-9 and return it to the Depositary with the Letter of Transmittal. You must provide your tax identification number, or TIN, which is generally your Social Security Number for individuals or your Employer Identification Number for entities; and follow the instructions provided below and sign and date at the bottom. If your shares are held jointly (for example, by husband and wife), then each owner must complete a Substitute Form W-9. You may photocopy this form if you need additional copies. Please review Instruction 14 and Annex A for additional information regarding certification of taxpayer identification number on Substitute Form W-9.

PAYER'S NAME: SUPER 8 MOTEL DEVELOPERS, INC.

SUBSTITUTE Form W-9 Department of the Treasury Internal Revenue Service	Part 1—PLEASE PROVIDE YOUR TIN IN THE BOX AT RIGHT AND CERTIFY BY SIGNING AND DATING BELOW.	Social Security Number(s) or Employer Identification Number: __________________________________ (list TIN of each owner)

Payer's Request for Taxpayer Identification Number ("TIN")	Part 2—Certification under penalties of perjury, I certify that (1) I am a U.S. person (includes resident aliens) and (2) the number shown on this form is my correct Taxpayer Identification Number (or I am waiting for a number to be issued for me) and (3) I am not subject to backup withholding because: (a) I am exempt from backup withholding or (b) I have not been notified by the Internal Revenue Service (the "IRS") that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding.

Certification Instructions
	Part 3 Awaiting TIN / /	•
You must cross out item (2) in Part 2 above if you have been notified by the IRS that you are subject to backup withholding because of underreporting interest or dividends on your tax returns. However, if after being notified by the IRS that you are subject to backup withholding, you received another notification from the IRS stating that you are not longer subject to backup withholding, do not cross out such item (2).
	Part 4 Exempt TIN / /	•	If you have applied for but not received a taxpayer identification number, check the box in Part 3 to the left, and complete the Certificate of Awaiting Taxpayer Identification Number below.
		•	If you are exempt from backup withholding, check the box in Part 4 to the left.

Signature:	Date:

Print name:

You must complete the following Certificate of Awaiting Taxpayer Identification Number
only if you checked the box in Part 3 of this Substitute Form W-9 above.

CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

   I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either:

  (a)
  I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office or

  (b)
  I intend to mail or deliver an application in the near future.

   I understand that if I do not provide a taxpayer identification number to the Depositary, 31% of all reportable payments made to me will be withheld, but will be refunded to me if I provide a certified taxpayer identification number within 60 days.

Signature:	Date:

AFFIDAVIT OF LOST CERTIFICATE

   NOTE: You do not need to complete and return this Affidavit unless your stock certificates have been misplaced, stolen or destroyed. Do not complete this Affidavit if your shares are held in escrow by the South Dakota Division of Securities—just check the box under Part II of the signature page found on page 2. This Affidavit must be signed in front of a notary public. See Instruction 16 for more information.

STATE OF	____________________________	)
) ss.
COUNTY OF	____________________________	)

   This Affidavit is given in connection with the Super 8 Motel Developers, Inc.'s tender offer for all the outstanding shares of common stock of World Services, Inc. pursuant to its Offer to Purchase dated October 3, 2001. By signing below, I swear and depose that I am the owner of the following shares of common stock of World Services, Inc., a South Dakota corporation (the "Company"):

    List Certificate Numbers (if known):

    Total Shares (see mailing label or Part I of the Letter of Transmittal):

   I further state that the stock certificates listed above have been lost, stolen or destroyed, and I ask the Company to issue new certificates to me in lieu of the lost certificates, which new certificates shall be deemed tendered to the Depositary for transfer to Super 8 Motel Developers, Inc. in accordance with the Letter of Transmittal that I am executing along with this Affidavit pursuant to its Offer to Purchase dated October 3, 2001.

   I further state that I have not sold, pledged or in any way encumbered or hypothecated the stock certificates listed above, and that I have not delivered the stock certificates or authorized anyone to deal with them.

   By signing below, I further state and agree that the lost, stolen or destroyed certificates listed above shall heretofore be null and void and without force and effect, and I will indemnify and hold the Company harmless from any liability that the Company might incur in the future, including all costs and attorneys' fees, in the event the lost, stolen or destroyed certificates appear and some person, firm or corporation makes a claim against the Company with respect to the certificates.

   Please sign exactly the same as on the signature page of the Letter of Transmittal. See Instruction 10.

SIGN HERE:	Date:

	Tel.:	(	)

If you are signing as an officer of a corporation, trustee, executor, administrator, guardian, attorney-in-fact or otherwise acting in a fiduciary or representative capacity, please sign your name above and provide the following information. See Instruction 10.
Name (Please Print):

Capacity (full title):

Street Address:

City, State, Zip:

Subscribed and sworn to before me this _____ day of ________, 2001.
Notary Public

SPECIAL PAYMENT OR DELIVERY INSTRUCTIONS

   NOTE: You do not need to complete these Special Payment or Delivery Instructions unless you want the payment for your shares to be made to any person, entity or account, other than the registered owner(s) listed on the mailing label, or sent to any address other than the address on the mailing label. These Special Payment or Delivery Instructions must be signed in front of a notary public. See Instruction 12 for more information.

   The following instructions are given in connection with the Super 8 Motel Developers, Inc.'s tender offer for all the outstanding shares of common stock of World Services, Inc. pursuant to its Offer to Purchase dated October 3, 2001. By signing below, I hereby instruct the Depositary for the above-referenced tender offer to make payment for the shares of World Services, Inc. common stock held by the undersigned record holder to the following Payee:

Print Name of Payee:

Street Address of Payee:

City, State, Zip of Payee:

Employer Identification or Social Security Number of Payee:

   Please sign exactly the same as on the signature page of the Letter of Transmittal. See Instruction 10.

SIGN HERE:	Date:

	Tel.:	(	)

If you are signing as an officer of a corporation, trustee, executor, administrator, guardian, attorney-in-fact or otherwise acting in a fiduciary or representative capacity, please sign your name above and provide the following information. See Instruction 10.
Name (Please Print):

Capacity (full title):

Street Address:

City, State, Zip:

Subscribed and sworn to before me this _____ day of ________, 2001.
Notary Public

TERMS AND INSTRUCTIONS

PLEASE READ THE FOLLOWING TERMS AND INSTRUCTIONS CAREFULLY.
THEY FORM PART OF THE TERMS AND CONDITIONS OF THE OFFER. IF YOU SIGN AND RETURN THIS LETTER OF TRANSMITTAL YOU ARE AGREEING TO BE BOUND BY THESE PROVISIONS.

    1. Tendering Your Shares. By signing and returning this Letter of Transmittal, you are tendering to Super 8 Motel Developers, Inc., a South Dakota corporation ("Developers"), the shares of common stock, par value $0.001 per share identified on the mailing label of this Letter of Transmittal or, if different, in Part I of this Letter of Transmittal (the "Shares") of World Services, Inc., a South Dakota corporation (the "Company"), upon the terms and subject to the conditions set forth in Developers' Offer to Purchase dated October 3, 2001 (the "Offer to Purchase") and this Letter of Transmittal (which, together with any amendments or supplements thereto or hereto, collectively constitute the ("Offer"). By signing and returning the Letter of Transmittal, you are acknowledging that you have received and reviewed the Offer to Purchase and that you understand that the valid tender of Shares pursuant to the procedures described in the Offer to Purchase and in this Letter of Transmittal will constitute a binding agreement between you and Developers upon the terms and subject to the conditions of the Offer. You may not revoke your tender of Shares unless you follow the specific withdrawal procedures stated below and in the Offer to Purchase. Developers will not accept any alternative, conditional or contingent tenders and will not purchase any fractional Shares. You may withdraw your Shares from the Offer by following the procedures set forth in the Offer to Purchase at any time until October 31, 2001, or any extended expiration date, and on or after December 3, 2001, (the "Expiration Date") unless and until the Shares have been accepted for payment.

    2. Transfer to Developers. Upon the terms of the Offer, subject to, and effective upon, acceptance for payment of, and payment for, all the Shares tendered pursuant to this Letter of Transmittal in accordance with the terms of the Offer, you are selling, assigning and transferring to, or upon the order of, Developers all right, title and interest in and to all the Shares that are being tendered hereby (and any and all other Shares or other securities or rights issued in respect thereof on or after October 3, 2001) and irrevocably constitute and appoint Wells Fargo Bank South Dakota, N.A. (the "Depositary"), as your true and lawful agent and attorney-in-fact, with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest), to the full extent of the your rights with respect to such Shares (and any such other Shares or securities or rights) (a) to deliver certificates for such Shares (and any such other Shares or securities or rights) together with all accompanying evidences of transfer and authenticity to, or upon the order of, Developers, (b) to present such Shares (and any such other Shares or securities or rights) for transfer on the Company's books and (c) to receive all benefits and otherwise exercise all rights of beneficial ownership of such Shares (and any such other Shares or securities or rights), all in accordance with the terms of the Offer. Upon request, you are further agreeing to execute any additional documents deemed by the Depositary or Developers to be necessary or desirable to complete the sale, assignment and transfer of the tendered Shares (and any such other Shares or other securities or rights).

    3. Representations of Tendering Shareholder. By signing and returning this Letter of Transmittal, you are representing and warranting that you have full power and authority to tender, sell, assign and transfer the tendered Shares (and any and all other Shares or other securities or rights issued or issuable in respect of such Shares on or after October 3, 2001) and, when the same are accepted for payment by Developers, Developers will acquire good title thereto, free and clear of all liens, restrictions, claims and encumbrances and the same will not be subject to any adverse claim.

    4. Successors and Assigns. All authority conferred or agreed to be conferred pursuant to this Letter of Transmittal will be binding upon your successors, assigns, heirs, executors, administrators and legal representatives and shall not be affected by, and will survive, your death or incapacity.

    5. Appointment of Proxy. By signing and returning this Letter of Transmittal, you are irrevocably appointing Developers, and any designees of Developers, as your attorneys-in-fact and proxies, each with full power of substitution, to vote at any annual, special or adjourned meeting of the Company's stockholders or otherwise in such manner as each such attorney-in-fact and proxy or his or her substitute shall in his or her sole discretion deem proper with respect to, to execute any written consent concerning any matter as each such attorney-in-fact and proxy or his or her substitute shall in his or her sole discretion deem proper with respect to, and to otherwise act as each such attorney-in-fact and proxy or his or her substitute shall in his sole discretion deem proper with respect to, the Shares but only to the extent that Developers has accepted for payment the Shares constituting a majority of the total number of shares outstanding. This power of attorney and proxy are irrevocable and are granted in consideration of the acceptance for payment of such Shares in accordance with the terms of the Offer. Upon such acceptance for payment, all prior powers of attorney, proxies and consents you have given with respect to such Shares (and any such other Shares or securities or rights) will, without further action, be revoked and no subsequent powers of attorney, proxies, consents or revocations may be given (and, if given, will not be deemed effective) by you.

    6. Payment for Shares. Unless otherwise indicated in separate "Special Payment or Delivery Instructions" provided by the undersigned with this Letter of Transmittal, the check for the purchase price will be issued and/or any certificates for Shares not tendered or accepted for payment will be returned in the name(s) of the addressee of this Letter of Transmittal or other registered holder(s) appearing on the mailing label or under "Description of Shares Tendered" and the check for the purchase price and/or return of any certificates for Shares not tendered or accepted for payment (and accompanying documents, as appropriate) will be mailed to the address of the registered holder(s) appearing on the mailing label or under "Description of Shares Tendered." In the event that "Special Payment or Delivery Instructions" are completed and submitted with this Letter of Transmittal, the check for the purchase price and/or the return of any certificates for Shares not tendered or accepted for payment (and any accompanying documents, as appropriate) will be issued in the name of, and such check and/or return such of certificates (and any accompanying documents, as appropriate) will be delivered to, the person or persons so indicated. Developers has no obligation pursuant to the "Special Payment or Delivery Instructions" to transfer any Shares from the name of the registered holder thereof if Developers does not accept for payment any of the shares so tendered.

    7. Procedures to Tender. If you desire to participate in the tender offer and receive payment of the tender offer price for your shares if it is completed, you must complete, sign and return this Letter of Transmittal, your stock certificate(s) and any other required documents so that they are received by the Depositary on or before October 31, 2001, or any extended Expiration Date. Shares will be deemed delivered only when actually received by the Depositary. You will not receive any notice that your tender offer materials have been received or that your Shares have been accepted for payment. The method of delivery of stock certificates, this Letter of Transmittal and all other required documents, is at your election and risk. In other words, if you send us the materials, but they get lost in the mail, Developers will not be able to pay you unless you send the documents again. For that reason, we recommend that you send them by a nationally recognized overnight courier or by certified mail, with return receipt requested, properly insured. In addition, we recommend that you keep a copy of what you send and your postage receipt for your records. In all cases, you should allow sufficient time to ensure delivery on or prior to the Expiration Date.

    8. Inadequate Space. If the space provided under Part I found on page 2 is inadequate to list the stock certificate numbers and/or the number of Shares should be listed clearly on a separate sheet of paper and returned with the Letter of Transmittal.

    9. Partial Tenders. If you desire to tender fewer than all the Shares you own, check the box and fill in the number of Shares that you want to tender in the blank provided under "Partial Tenders" on Part II found on page 2 of this Letter of Transmittal. If you only tender a portion of your shares, new certificate(s) for the remainder of the Shares that were evidenced by your old certificate(s) will be sent to you, unless you have provided Special Payment or Delivery Instructions, in which case, the certificate will be issued and delivered in accordance with such instructions, as soon as practicable after the acceptance of payment of, and payment for the Shares tendered herewith. All Shares represented by certificates delivered to the Depositary will be deemed to have been tendered unless otherwise indicated.

    10. Signatures on Letter of Transmittal and Other Documents. If you are signing this Letter of Transmittal as the registered holder(s) of the Shares tendered hereby, you must sign it exactly as your name(s) are written on the face of your stock certificate(s) without any change whatsoever. If your Shares are owned of record by two or more joint owners, for example, as husband and wife, each owner must sign this Letter of Transmittal, the Substitute Form W-9 and all other required documents. If any tendered Shares are registered in different names on several certificates, you must complete, sign and submit as many separate Letters of Transmittal as there are different registrations of certificates. If this Letter of Transmittal or any certificates or stock powers are signed by officers of corporations, trustees, executors, administrators, guardians, attorneys-in-fact, or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and proper evidence satisfactory to Developers of their authority so to act must be submitted.

    11. Stock Transfer Taxes. Developers will pay any stock transfer taxes with respect to the transfer and sale of Shares to it or its order pursuant to the Offer. If, however, payment of the purchase price is to be made to, or if certificates for Shares not tendered or accepted for payment are to be registered in the name of, any person(s) other than the registered owner(s), or if tendered certificates are registered in the name of any person(s) other than the person(s) signing this Letter of Transmittal, the amount of any stock transfer taxes (whether imposed on the registered owner(s) or such person(s)) payable on account of the transfer to such person(s) will be deducted from the purchase price unless satisfactory evidence of the payment of such taxes or exemption therefrom is submitted. Except as provided in this Instruction 11, it will not be necessary for transfer tax stamps to be affixed to the certificates listed in this Letter of Transmittal.

    12. Special Payment and Delivery Instructions. If you want the check for payment of the Shares to be issued in the name of a person other than the signer of this Letter of Transmittal or you want the check for payment of the Shares to be sent a person other than the signer of this Letter of Transmittal or to an address other than that shown above, you must complete Special Payment or Delivery Instructions found on page 5 of this Letter of Transmittal and return it with the Letter of Transmittal.

    13. Waiver of Conditions. Developers reserves the absolute right in its sole discretion to waive any of the specified conditions (other than the Minimum Tender Condition (as defined in the Offer to Purchase)) of the Offer, in whole or in part, in the case of any Shares tendered.

    14. 31% Backup Withholding Tax. In order to avoid U.S. federal backup withholding tax on payments of cash for shares tendered pursuant to the Offer, unless an exemption applies, you must provide the Depositary with your correct taxpayer identification number ("TIN") on Substitute Form W-9 on page 3 of this Letter of Transmittal and certify under penalties of perjury that such TIN is correct and that you are not subject to backup withholding tax. If you do not provide your correct TIN or fail to provide the certifications described above, the Internal Revenue Service (the "IRS") may impose a $50 penalty on you and any payment of cash to you pursuant to the Offer may be subject to backup withholding tax of 31%.

    Backup withholding tax is not an additional tax. Rather, the amount of the backup withholding tax can be credited against the federal income tax liability of the person subject to the backup withholding tax, provided that the required information is given to the IRS. If backup withholding tax results in an overpayment of tax, a refund can be obtained by the stockholder upon filing an income tax return.

    You are required to give the Depositary the TIN (i.e., social security number or employer identification number) of the record owner of the Shares. If the Shares are held in more than one name or are not in the name of the actual owner, consult the "Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9" in Annex A to this Letter of Transmittal for additional guidance on which number to report.

    You should check the box in Part 3 of the Substitute Form W-9 if you have not been issued a TIN and have applied for a TIN or intend to apply for a TIN in the near future. If the box in Part 3 is checked, you must also complete the Certificate of Awaiting Taxpayer Identification Number in order to avoid backup withholding. Notwithstanding that the box in Part 3 is checked and the Certificate of Awaiting Taxpayer Identification Number is completed, the Depositary will withhold 31% on all payments made prior to the time a properly certified TIN is provided to the Depositary. However, such amounts will be refunded to you if you provide a TIN to the Depositary within 60 days of submitting such Certificate.

    Certain stockholders (including, among others, corporations and certain foreign individuals and entities) are not subject to backup withholding tax. Noncorporate foreign stockholders should complete and sign the main signature form and a Form W-8, Certificate of Foreign Status, a copy of which may be obtained from the Depositary, in order to avoid backup withholding tax. See the "Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9" in Annex A to this Letter of Transmittal for more instructions.

    15. Requests for Assistance or Additional Copies. Questions and requests for assistance may be directed to Developers at the telephone number listed on the cover page of the Letter of Transmittal. Additional copies of the Offer to Purchase and this Letter of Transmittal may be obtained from Developers or the Depositary.

    16. Lost, Destroyed or Stolen Certificates. If any of your certificates representing Shares have been lost, destroyed or stolen, you must complete and return the Affidavit of Lost Certificate on page 4 to receive payment for your Shares. You must sign the Affidavit of Lost Certificate in front of a notary public. This Letter of Transmittal and related documents cannot be processed until the procedures for replacing lost, destroyed or stolen certificates have been followed.

    If your shares are being held in escrow by the Division of Securities of the State of South Dakota, do not complete the Affidavit of Lost Certificate. Follow the directions in Instruction 17.

    17. Escrowed Shares. You may participate in the tender offer if your Shares are being held in escrow by the Division of Securities of the State of South Dakota. You will be paid the same per share amount as the other shareholders. To tender your Shares, you must check the box under "Escrowed Shares" in Part II of the signature page on page 2 of this Letter of Transmittal and sign and return the Letter of Transmittal. By checking the box, you are authorizing the Division of Securities of the State of South Dakota to tender your shares to the Depository for transfer to Developers if the tender offer is successful and the Shares are released from escrow.

    18. Transferred Shares. If you have transferred, and are no longer the owner of, the Shares listed on the mailing label of this Letter of Transmittal, you may not tender the shares for payment. Only the current owner of the Shares, or anyone authorized by such owner, may sign this Letter of Transmittal to tender the Shares. You should either send these materials to the current owner of the Shares or contact the current owner of the Shares to instruct him or her to contact Developers to get additional copies of the tender offer materials and for further instruction.

    If you are the current owner of the Shares listed on the mailing label and you receive these materials from the former owner of the Shares listed on the mailing label, you may tender the Shares by filling out the information in Part I of the signature page on page 2 and signing and returning the Letter of Transmittal and the stock certificates representing the Shares. However, the stock certificate must be properly endorsed to you on the back side, or you must send in a separate stock power or other adequate written evidence of the transfer of the Shares to you.

IMPORTANT: If you want to tender your Shares and receive payment, it is your responsibility to ensure that this Letter of Transmittal (or a manually signed facsimile thereof), and certificates for tendered Shares and/or any other required documents, are received by the Depositary prior to the Expiration Date.

ANNEX A

GUIDELINES FOR CERTIFICATION OF
TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9

    Guidelines for Determining the Proper Identification Number to Give the Payer. Social Security numbers have nine digits separated by two hyphens, e.g., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen, e.g., 00-0000000.

    The table below will help determine the number to give the payer.

Give the social security number for this type of account		Number of
1.	An individual's account	The individual
2.	Two or more individuals (joint account)	The actual owner of the account, or if combined funds, the first individual on the account(1)
3.	Husband and wife (joint account)	The actual owner of the account, or if joining funds, either person(1)
4.	Custodian account of a minor (Uniform Gift to Minors Act)	The minor(2)
5.	Adult and minor (joint account)	The adult or, if the minor is the only contributor, the minor(1)
6.	Account in the name of guardian or committee for a designated ward, minor, or incompetent person	The ward, minor or incompetent person(3)
7.a.	A revocable savings trust account (in which grantor is also trustee)	The grantor-trustee(1)
7.b.	Any "trust" account that is not a legal or valid trust under State law	The actual owner(1)

Give the employer identification number for this type of account		Number of

8.	Sole proprietorship	The owner(4)
9.	a valid trust, estate or pension trust	The legal entity (do not furnish the identifying number of the personal representative or trustee unless the legal entity itself is not designated in the account title)(5)
10.	Corporate account	The corporation
11.	Religious, charitable organization or educational account	The organization
12.	Partnership account	The partnership
13.	Association, club, or other tax-exempt organization	The organization
14.	A broker or registered nominee	The broker or nominee
15.	Account with the Department of Agriculture in the name of a public entity	The public entity (such as a State or local government, school district, or prison) that receives agricultural program payments

(1)
List first and circle the name of the person whose number you furnish.

(2)
Circle the minor's name and furnish the minor's social security number.

(3)
Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.

(4)
Show the name of the owner, if the owner does not have an employer identification number, furnish the owner's social security number.

(5)
List first and circle the name of the legal trust, estate or pension trust. NOTE: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
NUMBER ON SUBSTITUTE FORM W-9

Obtaining a Number

    Unless otherwise noted herein, all references below to section numbers or to regulations are references to the Internal Revenue Code and the regulations promulgated thereunder.

    If you do not have a taxpayer identification number or you do not know your number, obtain Form SS-5, Application for a Social Security Card (for resident individuals), Form SS-4, Application for Employer Identification Number (for businesses and all other entities), or Form W-7 for Individual Taxpayer Identification Number (for alien individuals without social security numbers required to file U.S. tax returns), at an office of the Social Security Administration or the Internal Revenue Service.

    To complete Substitute Form W-9, if you do not have a taxpayer identification number, check the "Awaiting TIN" box in Part 3, sign and date the Form, and give it to the requester.

    Generally, you will then have 60 days to obtain a taxpayer identification number and furnish it to the requester. If the requester does not receive your taxpayer identification number within 60 days, backup withholding tax, if applicable, will begin and will continue until you furnish your taxpayer identification number to the requester.

Payees Exempt from Backup Withholding Penalties

    Payees specifically generally exempt from backup withholding tax on ALL payments include the following:

  •
  A corporation.

  •
  A financial institution.

  •
  An organization exempt from tax under section 501(a), or an individual retirement account, or a custodial account under section 403(b)(7) if the account satisfies the requirements of Section 401(f)(2).

  •
  The United States or any agency or instrumentality thereof.

  •
  A State, the District of Columbia, a possession of the United States, or any political subdivision or instrumentality thereof.

  •
  A foreign government or a political subdivision, agency or instrumentality thereof.

  •
  An international organization or any agency or instrumentality thereof.

  •
  A registered dealer in securities or commodities registered in the United States or a possession of the United States.

  •
  A real estate investment trust.

  •
  A common trust fund operated by a bank under section 584(a).

  •
  An entity registered at all times during the tax year under the Investment Company Act of 1940.

  •
  A foreign central bank of issue.

    Exempt payees described above should file a substitute Form W-9 to avoid possible erroneous backup withholding tax FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ON THE FACE OF THE FORM.

    Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

  •
  Payments to non-resident aliens subject to withholding under section 1441.

  •
  Payments to partnerships not engaged in a trade or business in the United States and which have at least one nonresident alien partner

  •
  Payments of patronage dividends where the amount received is not paid in money.

  •
  Payments made by certain foreign organizations.

  •
  Payments made to a nominee.

    Payments of interest not generally subject to backup withholding include the following:

  •
  Payments of interest on obligations issued by individuals. NOTE: You may be subject to backup withholding if (i) this interest is $600 or more, (ii) the interest is paid in the course of the payer's trade or business and (iii) you have not provided your correct taxpayer identification number to the payer.

  •
  Payments of tax-exempt interest (including exempt-interest dividends under section 852).

  •
  Payments described in section 6049(b)(5) to non-resident aliens.

  •
  Payments made to a nominee.

Penalties

(1)
Penalty for Failure to Furnish Taxpayer Identification Number.—If you fail to furnish your correct taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2)
Civil Penalty for False Statements with Respect to Withholding.—If you make a false statement with no reasonable basis, which results in no imposition of backup withholding tax, you are subject to a $500 penalty.

(3)
Criminal Penalty for Falsifying Information—If you willfully falsify certifications or affirmations, you are subject to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE

SIGN AND DATE THE FORM AND RETURN IT TO THE PAYER

    Certain payments other than interest, dividends and patronage dividends that are not subject to backup withholding. For details, see the regulations under sections 6041, 6041(A), 6045, and 6050A.

    Privacy Act Notices.  Section 6109 requires most recipients of dividends, interest or other payments to give taxpayer identification numbers to payers who must report the payments to the IRS. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 31% of taxable interest, dividends, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

    Manually signed facsimile copies of the Letter of Transmittal and other required documents will be accepted. To tender Shares, the Letter of Transmittal, certificates for Shares and/or any other required documents should be sent or delivered by each shareholder of the Company or such shareholder's broker, dealer, commercial bank, trust company or other nominee to the Depositary at one of its addresses set forth below.

The Depositary for the tender offer is:

Wells Fargo Bank South Dakota, N.A.

By Mail:	By Hand or Overnight Courier:
Wells Fargo Bank South Dakota, N.A. Attn: Corporate Trust Department P.O. Box 849 Aberdeen, SD 57402-0849	Wells Fargo Bank South Dakota, N.A. Attn: Corporate Trust Department 204 South First Street Aberdeen, SD 57401

DELIVERY OF THIS LETTER OF TRANSMITTAL TO ANY ADDRESS OTHER THAN
AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

YOU SHOULD READ THE INSTRUCTIONS SET FORTH IN THIS LETTER OF TRANSMITTAL CAREFULLY BEFORE SIGNING THIS LETTER OF TRANSMITTAL.

    Questions and requests for assistance or additional copies of the Offer to Purchase and this Letter of Transmittal may be directed to the Tender Offer Coordinator of Super 8 Motel Developers, Inc. at (605) 229-8899. You may also contact your broker, dealer, bank, trust company or other nominee for assistance concerning the tender offer.

QuickLinks

General Instructions
SUBSTITUTE FORM W-9
AFFIDAVIT OF LOST CERTIFICATE
SPECIAL PAYMENT OR DELIVERY INSTRUCTIONS
TERMS AND INSTRUCTIONS
GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9